RIECK AND CROTTY

ATTORNEYS AT LAW

A PROFESSIONAL CORPORATION

55 WEST MONROE STREET-SUITE 3625

CHICAGO, ILLINOIS 60603-5062

CHICAGO'S BUSINESS LAWYERS

THOMAS W. RIECK
trieck@rieckcrotty.com

JEROME F. CROTTY
jcrotty@rieckcrotty.com

RONALD P. DUPLACK
rduplack@rieckcrotty.com

DOUGLAS C. CONOVER
dconover@rieckcrotty.com

KEVIN P. BROWN
kbrown@rieckcrotty.com

BERNARD A. HENRY
bhenry@rieckcrotty.com

TELEPHONE
(312) 726-4646

FACSIMILE
(312) 726-0647

WEB SITE:
http://www.rieckcrotty.com

January 27, 2014

tmcnamara@mccarv.com
Thomas P. McNamara, Esq.
McNamara & Carver, P.A.
2907 Bay to Bay Blvd., Suite 201
Tampa, Florida 33629

In re: CNS Wellness Florida LLC

We acknowledge the resignations of Mr. Lambos and Mr. Hannouche as directors. Regarding their termination of their employment agreements, their claim referenced in their January 24, 2014 notice is unfounded since, among other things, Mr. Lambos and Mr. Hannouche paid themselves an additional $123,000 in satisfaction of pre-existing/pre-acquisition advances, apparently instead of paying their salaries or other operating expenses, all without notice to or consent of Wellness.

Very truly yours,

RIECK AND CROTTY, P.C.

Ronald P. Duplack

RPD TM 01272014 .doc